BY-LAWS

                                       OF

                                   KDSM, INC.

                                    ARTICLE I

                                  STOCKHOLDERS


                  1. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation shall be held at such time during May of each year as the Board of Directors shall, in their discretion, fix or on a date in such other month as the Board of Directors shall determine. The business to be transacted at the annual meeting shall include the election of directors, consideration and action upon the report of the President, and any other business which may properly come before the meeting.

                  2. SPECIAL MEETING. At any time in the intervals between annual meetings, a special meeting of the stockholders may be called by the President, the Chairman of the Board, or by the majority vote of the Board of Directors.

                  3. NOTICE OF SPECIAL MEETING. Not less than ten (10) days nor more than ninety (90) days before the date of every stockholders meeting, the Secretary shall give to each stockholder entitled to vote at such meeting written notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to the stockholder personally or by leaving it at the stockholder's residence or usual place of business. No business shall be transacted at a special meeting except that specially named in the notice.

                  4. QUORUM. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote threat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, the Articles of Incorporation, or by these By-Laws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting  may  be  adjourned  from  time  to  time  by a  majority  vote  of  the stockholders present or represented without any notice other than by announcement at the meeting until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.



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                  5. VOTING.  Each share of common stock will be entitled to one vote. The Corporation may issue other classes of stock from time to time with special or limited voting rights if so authorized by the Corporation's Charter.

                  6. PROXIES. At all meetings of stockholders, a stockholder may vote the shares owned of record by him or her either in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

                  7. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Maryland, as the place of meeting for any annual or special meeting of the stockholders. If no designation is made, the place of the meeting shall be in Baltimore, Maryland.

                  8. INFORMAL ACTION BY STOCKHOLDERS. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders meetings a written consent which sets forth the action and which is signed by all of the stockholders entitled to vote.

                                   ARTICLE II

                                    DIRECTORS

                  1.   GENERAL   POWERS.   The  property  and  business  of  the
Corporation shall be managed by the Board of Directors of the Corporation.

                  2. NUMBER AND TERM OF OFFICE. The number of directors shall be three (3) or such other number, but not less than three (3) nor more than seven
(7), as may be designated from time to time by resolution of a majority of the entire Board of Directors. Provided, however, that (a) if at any time there is no stock outstanding, the Corporation may have less than three (3) but not less than one (1) director; and (b) if there is stock outstanding and there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders. Directors need not be stockholders. The directors shall be elected each year at the annual meeting of stockholders, except as hereinafter provided, and each director shall serve until his or her successor shall be elected and shall qualify.



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                  3.  FILLINGS OF  VACANCIES.  In the case of any vacancy in the
Board of Directors through death, resignation, disqualification, removal or other cause, the remaining directors, by affirmative vote of the majority thereof, may elect a successor to hold office for the unexpired portion of the term of a director whose place shall be vacant, and until the election of his or her successor, or until he or she shall be removed, prior thereto by an affirmative vote of the holders of a majority of the stock.

                  Similarly and in the event of the number of directors being increased as provided in these By-laws, the additional directors so provided for shall be elected by the directors already in office, and shall hold office until the next annual meeting of stockholders and thereafter until his, her or their successors shall be elected.

                  Any director may be removed from office with or without cause by the affirmative vote of the holders of the majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders called for that purpose or at the annual meeting of stockholders.

                  4. PLACE OF MEETING. The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, either within or outside the State of Maryland, at such place or places as they may from time to time determine by resolution or by written consent of all the directors. The Board of Directors may hold their meetings by conference telephone or other similar electronic communications equipment in accordance with the provisions of the Maryland General Corporation Law.

                  5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board, provided that notice of every resolution of the Board fixing or changing the time or place for the holding of regular meetings of the Board shall be mailed to each director at least three
(3) days before the first meeting held in pursuance thereof. The annual meeting of the Board of Directors shall be held immediately following the annual stockholders' meeting at which a Board of Directors is elected. Any business may be transacted at any regular meeting of the Board.

                  6. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board, the President or any Vice President and must be called by the President or the Secretary upon written request of a majority of the Board of Directors, by mailing the same at least two (2) days prior to the meeting, or by personal delivery, facsimile transmission, telegraphing or telephoning the same on the day before the meeting, to each director; but such notice may be waived by any director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meetings. At any meeting at which every director is present,


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even though without notice,  any business may be transacted and any director may in writing waive notice of the time, place and objects of any special meeting.

                  7. QUORUM. A majority of the whole number of directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, but, if at any meeting less than a quorum is present, a majority of those present may adjourn the meeting from time to time, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Corporation's Charter or by these By-laws.

                  8. COMPENSATION OF DIRECTORS. Directors may receive reasonable compensation for their services as such, as may be set from time to time by the Board, and each director shall be entitled to receive from the Corporation reimbursement of the expenses incurred by him or her in attending any regular or special meeting of the Board. In lieu of regular compensation, by resolution of the Board of Directors, a fixed sum may be allowed for attendance at each regular or special meeting of the Board and such reimbursement and compensation shall be payable whether or not there is an adjournment because of the absence of a quorum. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor, although the Board, by a majority vote thereof, may determine that director's fees provided for in this paragraph shall not be paid to directors who are also officers or other employees of the Corporation or may limit the director's fees paid to such officers or employees.

                  9. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors. Such committee or committees shall have such names as may be determined from time to time by resolution adopted by the Board of Directors.

                  10. LIABILITY OF DIRECTORS. A director shall perform his or her duties as a director, including his or her duties as a member of any Committee of the Board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the
Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his or her duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by:


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                           (a)  one  or  more   officers  or  employees  of  the
Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

                           (b) counsel,  certified public accountants,  or other
persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or

                           (c) a  Committee  of the Board  upon  which he or she
does not serve, duly designate in accordance with a provision of the Articles of Incorporation or the By-Laws, as to matters within its designated authority, which Committee the director reasonably believes to merit confidence.

                  A director shall not be considered to be acting in good faith if the director has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted. A person who performs his or her duties in compliance with this Section shall have no liability by reason of being or having been a director of the Corporation.

                                   ARTICLE III

                                    OFFICERS

                  1. NUMBER. The officers of the Corporation shall be President, Secretary, and Treasurer, and such additional other officers, including, but not limited to, a Chairman of the Board, a Chief Executive Officer, an Executive Vice President, and one or more Vice Presidents, as the Board of Directors, from time to time, may elect. More than one or all of the offices may be held by the same person; provided, however, that the same person shall not act as both President and Vice President. All officers shall serve until their successors are chosen and qualified or until their earlier resignation, removal from office, or death.

                  2. ELECTION AND TENURE. The officers of the Corporation shall be elected by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders or as soon after such first meeting as may be convenient. Each officer shall hold office for such period, as the Board of Directors may fix or until his or her successor shall have been duly elected and shall have qualified. The Chairman of the Board and President shall be directors.

                  3. REMOVAL. Any officer or agent of the Corporation may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if


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any, of the person so removed.

                  4. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

                  5. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors unless, in his or her absence, the Board of Directors shall by majority vote of a quorum thereof elect a Chairman other than the Chairman of the Board to preside at such meeting. The Chairman of the Board may sign and execute all authorized bonds, contracts, or other obligations in the name of the Corporation, and he or she shall be an ex officio member of all standing committees.

                  6. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation under the direction and subject to the control of the Board of Directors (which direction shall be such as is customarily exercised over a chief executive officer). The President shall be responsible for the business, affairs, properties and operations of the Corporation and shall have general executive charge, management and control of the Corporation, with all such power and authority with respect to such business, affairs, properties and operations as may be reasonably incident to such duties and responsibilities. The President may delegate any and all of his or her powers or responsibilities to his or her fellow officers.

                  7. VICE PRESIDENT. The Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President. In the absence or disability of the President, the Executive Vice President may perform the duties and exercise the powers of the President. In the absence or disability of the President or the Executive Vice President, any Vice President may perform the duties and exercise the powers of the President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his or her duties.

                  8. SECRETARY. The Secretary shall, in general, have all powers and perform all duties incident to the office of Secretary as may from time to time be prescribed by the Board of Directors.

                  9. TREASURER. The Treasurer shall have general charge of the financial affairs of the Corporation. The Treasurer shall, in general, have all powers and perform all duties incident to the office of Treasurer as may from time to time be prescribed by the Board of Directors.


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                  10. OTHER  OFFICERS.  Such other officers as may be elected by the Board of Directors shall have such powers and perform such duties as the Board may from time to time prescribe.

                  11. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary for services performed as an officer by reason of the fact that he or she is also a director of the Corporation.

                  12. SPECIAL APPOINTMENTS. In the absence or incapacity of any officer, or in the event of a vacancy in any office, the Board of Directors may designate any person to fill any such office pro tempore or for any particular purpose.

                                   ARTICLE IV

                           ISSUE AND TRANSFER OF STOCK

                  1. ISSUE. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Each certificate shall be signed by the President or Vice President and countersigned by the Secretary or Treasurer, and shall be sealed with the corporate seal. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of lost, stolen, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

                  2. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on its stock transfer books by the holder of record thereof or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed to be the owner thereof for all purposes.

                  3. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS RIGHTS. The Board of Directors may fix in advance a date as the record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or stockholders entitled to receive payment of any dividend or the allotment of any rights or in order to make a determination of stockholders for any other proper purpose. Only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be, and notwithstanding any transfer of


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any  stock on the books of the  Corporation  after  such  record  date  fixed as aforesaid.

                  4. STOCK LEDGER. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock within or without the State of Maryland or, if none, at the principal office or the principal executive offices of the Corporation in the State of Maryland.

                                    ARTICLE V

                                 FISCAL POLICIES

                  1. RECEIPT OF FUNDS. All funds received as gifts, contributions, or grants from individual or private or public corporations or governmental units shall be accepted by a majority vote of the directors and shall be deposited in appropriate banking accounts maintained by the Corporation.

                  2. RECEIPT OF REVENUES. All sums collected for sales and services by the Corporation shall be deposited in appropriate banking accounts of the Corporation.

                  3. FISCAL YEAR. The Board of Directors shall have the power to fix and from time to time change the fiscal year of the Corporation.

                                   ARTICLE VI

                                SUNDRY PROVISIONS

                  1. VOTING UPON SHARES IN OTHER CORPORATIONS. Stock of other corporations or associations registered in the name of the Corporation may be voted by the President or the Chairman of the Board or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares.

                  2. EXECUTION OF DOCUMENTS. A person who holds more than one office in the Corporation may act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer, unless the Board of Directors expressly prohibits a person holding more than one office to act in more than one capacity.


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                  3. AMENDMENTS.  The Board of Directors shall have the power to make, amend, and repeal the By-Laws of the Corporation by vote of a majority of all the directors at any regular or special meeting of the Board at which a quorum is present.

                                 END OF BY-LAWS




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